UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Flower Street,

Glendale, California 91201

(Address of Principal Executive Offices)

91201

(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2013, DreamWorks Animation SKG, Inc. (the “Company”), ATV Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and AwesomenessTV, Inc., a Delaware corporation (“Awesomeness”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on May 3, 2013, Merger Sub merged with and into Awesomeness, with Awesomeness surviving as a wholly owned subsidiary of the Company (the “Acquisition”).

The Company acquired all of the outstanding equity interests in Awesomeness, a privately held company, for total up-front consideration of $33 million in cash, subject to customary working capital and other adjustments. In addition, subject to the satisfaction of certain terms and conditions described in the Merger Agreement, the Company will be obligated to make additional contingent cash payments from time to time if certain earnings targets are met in 2014 and 2015. The maximum amount of potential contingent consideration payable under the Merger Agreement is $117 million. Since these contingent payments are based on the achievement of earnings targets, actual payments may be substantially lower. A portion of the consideration will be paid to former holders of Awesomeness options as described in the Merger Agreement.

The Company and Awesomeness made customary representations and warranties in the Merger Agreement. The stockholders of Awesomeness have agreed to indemnify the Company for losses arising from breaches of the representations, warranties and covenants in the Merger Agreement and for certain other liabilities, subject to specified limitations. A portion of the up-front consideration was placed in escrow to satisfy such indemnification obligations. The indemnification obligations of Awesomeness’ stockholders can also be satisfied by offsetting losses the Company incurs against a portion of contingent payments, subject to certain limitations described in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 1, 2013, the Company issued a press release announcing the execution of the Acquisition. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2013, by and among DreamWorks Animation SKG, Inc., ATV Acquisition Corp., AwesomenessTV, Inc. and Brian Robbins.

99.1	Press Release issued by DreamWorks Animation SKG, Inc. on May 1, 2013.

*	The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	DreamWorks Animation SKG, Inc.

	By:	/s/ Andrew Chang
	Name:	Andrew Chang
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2013, by and among DreamWorks Animation SKG, Inc., ATV Acquisition Corp., AwesomenessTV, Inc. and Brian Robbins.

99.1	Press Release issued by DreamWorks Animation SKG, Inc. on May 1, 2013.

*	The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.